Exhibit 10.9

WAIVER AND AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

THIS WAIVER AND AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, effective as of August 28, 2008 (this “Waiver and Amendment”), is entered into by and among DEJ 98 Finance, LLC, a Delaware limited liability company (the “Seller”), Wolverine Finance, LLC, a Tennessee limited liability company, as initial servicer (the “Servicer”), Wolverine Tube, Inc., a Delaware corporation, as performance guarantor (the “Performance Guarantor” and, together with the Seller and the Servicer, the “Seller Parties”), The CIT Group/Business Credit, Inc., a New York corporation (“CIT/BC”), individually and as co-agent (the “Co-Agent”), and Wachovia Bank, National Association, individually (“Wachovia” and, together with CIT/BC, the “Purchasers”), and as agent for the Purchasers (together with its successors and assigns in such capacity, the “Agent” and, together with the Co-Agent, the “Agents”).

PRELIMINARY STATEMENTS

The Seller Parties, the Purchasers and the Agents are parties to that certain Second Amended and Restated Receivables Purchase Agreement dated as of February 21, 2008, as heretofore amended (the “RPA”; capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the RPA).

Certain events of default have occurred under the ABL Credit Agreement, as a result of which, an Amortization Event exists under Section 9.1(f) of the RPA and a Termination Event exists under Section 5.1(d) of the U.S. Receivables Sale Agreement. In addition, an Amortization Event has occurred under Section 9.1(u) of the RPA. The Seller Parties have requested that the Agents and the Purchasers waive such Amortization Events and Termination Event and that they agree to amend the RPA as set forth herein. The Agents and the Purchasers are willing to agree to such waiver and amendments only on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Waivers.

1.1. Solely with respect to the four quarters ended June 29, 2008, each of the Agents and the Purchasers hereby waives the Amortization Events existing under Section 9.1(f) by virtue of the events of default under the ABL Credit Agreement that are waived pursuant to Amendment No. 14 to Amended and Restated Credit Agreement and Waiver, dated as of even date herewith (and each of the parties hereby waives or consents to the waiver of the Termination Event existing under Section 5.1(d) of the U.S. Receivables Sale Agreement) and Section 9.1(u) of the RPA by virtue of Consolidated EBITDA for the Consolidated Parties being less than US$32,000,000.

1.2. Solely to the extent that any violation of Section 7.1(a)(i) of the RPA occurred prior to the date of this Waiver and Amendment by virtue of the Seller’s failure to deliver its audited financials for its fiscal year ended December 31, 2007 within 120 days thereafter, any resulting Amortization Event arising under Section 9.1(d) of the RPA prior to the date hereof is hereby waived (it being understood that nothing in this Waiver and Amendment shall be deemed to waive the requirement that the Seller deliver such audited financials by the date specified in Section 2.1 below).

2. Amendments.

2.1. Section 7.1(a)(i) of the RPA is hereby amended to insert the following immediately prior to the period at the end thereof:

; provided, however, that the Seller’s audited financials for its fiscal year ended December 31, 2007 shall not be required to be delivered until October 15, 2008

2.2. Section 13.1(b) of the RPA is hereby amended to insert a period immediately prior to the proviso therein and to strike the balance of the text in such Section.

2.3. The definition of each of the following terms set forth in the RPA is hereby amended and restated in its entirety to read, respectively, as follows:

“ABL Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of April 28, 2005, as amended or otherwise modified through and including August 28, 2008, but without giving effect to any subsequent amendment thereto or restatement or waiver thereof unless each of the Co-Agent and the Agent hereunder in their capacities as such (and not merely in their capacities as lenders party to the ABL Credit Agreement) consents in writing to such subsequent amendment, restatement or waiver.

“Bank Agent” means Wachovia Bank, National Association, as administrative agent for the financial institutions party to the ABL Credit Agreement, and its successors and assigns in such capacity.

“Consolidated Net Income” has the meaning set forth in the ABL Credit Agreement.

“Fixed Charge Coverage Ratio” has the meaning set forth in the ABL Credit Agreement.

2.4. Section 9.1(s) of the RPA is hereby amended and restated in its entirety to read as follows:

(s) Failure of the Consolidated Parties to maintain a Fixed Charge Coverage Ratio for any applicable period of at least the applicable ratio required by Section 8.1 of the ABL Credit Agreement.

2.5. Section 9.1(t) of the RPA is hereby amended and restated in its entirety to read as follows:

(t) The Consolidated Parties’ Consolidated Capital Expenditures (as defined in the ABL Credit Agreement) shall exceed the limit specified in Section 8.2 of the ABL Credit Agreement.

2.6. Section 9.1(u) of the RPA is hereby amended and restated in its entirety to read as follows:

(u) Failure of the Domestic Consolidated Parties (as defined in the ABL Credit Agreement) to maintain a minimum Consolidated EBITDA for any applicable period of at least the applicable amount required by Section 8.3 of the ABL Credit Agreement.

2.7. A new Section 9.1(w) shall be added to the RPA to read as follows:

(w) Beginning on August 28, 2008, the Consolidated Parties shall fail to maintain minimum Excess Liquidity (as defined in the ABL Credit Agreement) of at least the amount required by Section 8.4 of the ABL Credit Agreement.

3. Representations.

3.1. Each of the Seller Parties represents and warrants to the Purchasers and the Agent that it has duly authorized, executed and delivered this Waiver and Amendment and that the RPA, as amended hereby, constitutes, a legal, valid and binding obligation of such Seller Party, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability).

3.2. Each of the Seller Parties further represents and warrants to the Purchasers and the Agent that, after giving effect to this Waiver and Amendment, each of its representations and warranties set forth in Section 5.1 of the RPA is true and correct as of the date hereof and that no Amortization Event or Unmatured Amortization Event exists as of the date hereof and is continuing.

4. Conditions Precedent. This Waiver and Amendment shall become effective as of the date first above written upon satisfaction of each of the following conditions:

(a) Receipt by the Agent of a counterpart hereof duly executed by each of the parties hereto;

(b) Receipt by each of the Co-Agent and the Agent of an Amendment No. 2 Fee Letter, duly executed by each of the parties thereto, and payment of the amendment fees described therein;

(c) Receipt by the Agent of a certificate of the Seller’s parent company’s secretary or assistant secretary certifying an attached copy of the resolutions of the Seller’s board of managers authorizing the execution and delivery of this Waiver and Amendment and expressly determining that the Seller’s execution and delivery hereof is in the best interests of the Seller; and

(d) Receipt by Latham & Watkins LLP of payment of $12,888.02 of previously invoiced but unpaid legal fees and disbursements in connection with the Transaction Documents.

5. Miscellaneous.

5.1. Except as expressly amended hereby, the RPA shall remain unaltered and in full force and effect, and each of the parties hereby ratifies and confirms the RPA, the Performance Undertaking and each of the other Transaction Documents to which it is a party.

5.2. THIS WAIVER AND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

5.3. This Waiver and Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment. Delivery of any executed counterpart by facsimile or electronic mail with an attached image of such executed counterpart shall have the same force and effect as delivery of an originally executed counterpart.

<Signature pages follow>

IN WITNESS WHEREOF, the parties hereto have executed this Waiver and Amendment effective as of the date first above written.

DEJ 98 FINANCE, LLC

By:	/s/ David A. Owen
Name:	David A. Owen
Title:	Member, Board of Managers

WOLVERINE FINANCE, LLC

By:	/s/ David A. Owen
Name:	David A. Owen
Title:	Vice Manager and Treasurer

WOLVERINE TUBE, INC.

By:	/s/ David A. Owen
Name:	David A. Owen
Title:	Chief Financial Officer

THE CIT GROUP/BUSINESS CREDIT, INC., individually and as Co-Agent

By:	/s/ Alan Strauss
Name:	Alan Strauss
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, individually and as Agent

By:	/s/ Elizabeth R. Wagner
Name:	Elizabeth R. Wagner
Title:	Managing Director